                                                                   EXHIBIT 10.15

                               DATED 20th May 1999

                                             certified a true copy this   day of
                                                      ArnheimTite&Lewis

                         (1) FORWARD PUBLISHING LIMITED

                         (2) BRONNER SLOSBERG HUMPHREY (UK)
                             INC

               ==================================================
                               AGREEMENT FOR LEASE

                                 - relating to -
                     First Floor 84-86 Regents Street London
               ==================================================

                                     OLSWANG

                                  90 Long Acre
                                 London WC2E 9TT

                               Tel: 0171-208 8888
                               Fax: 0171-208 8800
                          email: olsmail@olswang.co.uk

                                    CONTENTS

Clause                                                                     Page

1.   DEFINITIONS .............................................................1

2.   CONDITIONAL AGREEMENT ...................................................2

3.   LEASE AND TITLE .........................................................3

4.   TENANT'S WORKS ..........................................................3

5.   ACCESS PENDING GRANT OF LEASE ...........................................4

6.   ALIENATION NON-MERGER ...................................................5

7.   DETERMINATION ...........................................................5

8.   NOTICES .................................................................5

9.   DISPUTES AND CERTIFICATES ...............................................5

10.  EXCLUSION OF SECURITY OF TENURE .........................................6

11.  STANDARD CONDITIONS .....................................................6

THIS AGREEMENT is made the 20th day of May 1999

BETWEEN:

(1) FORWARD PUBLISHING LIMITED whose registered office is at 5 Elstree Gate Elstree Way Borehamwood Hertfordshire WD6 1JD ("Landlord") and

(2) BRONNER SLOSBERG HUMPHREY (UK) INC whose registered office is at 1 Embankment Place (c/o Price Waterhouse Coopers) London WC2 6NN ("Tenant")

IT IS AGREED as follows:

1.    DEFINITIONS

      In this Agreement the following words and expressions shall have the following meanings unless the context requires otherwise:

                                   [GRAPHIC]

      "Conditions" means the following:

      1. The obtaining of the Superior Landlord's consent to the underlease such consent to be in the form of a licence to underlet

      2. The obtaining of the Superior Landlord's consent to the Tenant's Works such consent to be in the form of a licence for alterations

      "Condition Date" the date upon which the Conditions are satisfied

      "Lease" the lease of the Premises to be granted by the Landlord to the Tenant as hereinafter provided which shall:

      (i) grant a term of years from the Lease Completion Date until 14 December 2004

      (ii) reserve an initial rent first reserved of ONE HUNDRED AND EIGHTY FOUR THOUSAND AND FIFTEEN POUNDS ((pound)184,015) per annum such rent to commence and be payable from the Lease Completion Date

                                   [GRAPHIC]

      (iii) reserve the further or additional rents as therein provided which shall be payable from the Lease Completion Date

      (iv) be in the form of the draft lease attached hereto subject only to such amendments as circumstances shall require and shall be agreed by the Landlord and the Tenant and

      (v) be engrossed (original and counterpart) by the Landlord's solicitors

      "Lease Completion Date" the date 5 working days after the Conditions Date or 2 working days after the service on the Tenant of the Court Order referred to in clause 10 hereof whichever is the later

      "Necessary Consents" shall mean all permissions consents licences certificates or permits in legally effectual form necessary to carry out and complete the Tenant's Works (save that of the Superior Landlord)

      "Premises" the premises known as First Floor 84-86 Regents Street London as the same are more particularly described in the Lease

      "Rent Deposit Deed" the rent deposit deed to be completed by the Landlord and Tenant a copy of which is attached hereto

      "Superior Landlord" shall include the Landlord's lessor and several superior lessors holding an interest in reversion in respect of the Premises

      "Tenant's Works" such works as the Tenant shall wish to carry out to the Premises (subject to the obtaining of all Necessary Consents and of the approval of the Landlord pursuant to the Lease as if the same had been granted) details of such works [ILLEGIBLE] within the "Request for Construction Modifications at 84/86 Regent Street London" - dated 16 April 1999 and the plan numbered "Fin-2a" copies of which are attached hereto

2.    CONDITIONAL AGREEMENT

      2.1.1 This Agreement is conditional upon the satisfaction of the Conditions

      2.1.2 If the Conditions are not satisfied by the date which is 3 months after the date hereof (or such longer period as may be agreed between the Landlord and the

              Tenant) then either party may rescind this Agreement by notice in writing to the other at any time thereafter but prior to the Conditions being satisfied and the Tenant shall return the Premises in the same state and condition as at the date hereof to the Landlord's reasonable satisfaction carrying out and bearing the cost of any necessary reinstatement

      2.2 The Landlord shall use reasonable endeavours at the equal cost to the Landlord and the Tenant to procure the satisfaction of the Conditions as soon as possible after the date hereof

      2.3 The remaining provisions of this Agreement shall apply upon the Conditions being satisfied

      3.      LEASE AND TITLE

      3.1     On the Lease Completion Date:

              3.1.1 the Lease shall be completed and the Tenant shall execute a counterpart thereof

              3.1.2     the Rent Deposit Deed shall be completed

      3.2 The Tenant shall not raise any objection or make any enquiry or requisition in respect of the Landlord's title

      3.3 On completion of the Lease vacant possession of the Premises shall be given to the Tenant

      4.      TENANT'S WORKS

      4.1 The Tenant shall forthwith at its own cost prepare in triplicate and submit to the Landlord for approval drawings and a specification of the Tenant's Works and immediately upon such approval being obtained the Tenant shall apply for and use its best endeavours to obtain any applicable Necessary Consents and provide the Landlord with copies thereof

                                    Rider 1.

      4.1

      4.2 From the date hereof the Tenant shall have access to the Premises for the purpose of carrying out the Tenant's Works but the Tenant shall indemnify the Landlord from any loss (including consequential loss and increased financing charges) damage costs and expenses suffered by the Landlord resulting from the carrying out of the Tenant's Works

      4.3 Subject as aforesaid if the Tenant commences the Tenant's Works it shall thereafter proceed diligently with the Tenant's Works

      4.4 If the Tenant commences the Tenant's Works it shall carry out the Tenant's Works in a good and workmanlike manner in accordance with the approved drawings and specification and any applicable Necessary Consents and to the reasonable satisfaction of the Landlord

      4.5 On completion of the Lease the parties hereto and the Superior Landlord shall complete a licence by deed authorising the Tenant's Works in a form to be provided by the Superior Landlord and agreed between the parties and the Superior Landlord all acting reasonably

      5.      ACCESS PENDING GRANT OF LEASE

      5.1 If the Tenant shall enter the Premises prior to the grant of the Lease the Tenant shall:

              5.1.1     occupy as a licensee only

              5.1.2     pay to the Landlord:

                        5.1.2.1 from the date hereof a licence fee at the same yearly rate and payable at and in the same manner as the initial yearly rent to be reserved by the Lease and

                        5.1.2.2 from the date hereof any insurance premiums service charge and other monies in respect of the Premises which would be payable by the Tenant if the Lease had then been granted (all such payments being treated as a discharge for the payment of any rent insurance premium and service charge that would otherwise have been due under the Lease in respect of the same period) and subject to the variations agreed between the parties hereto contained within the side letter dated 20th May 1999

              5.1.3 be subject to the same exceptions reservations covenants and conditions and to the other provisions contained in the Lease so far as they are not inconsistent with this Agreement and so that the Landlord shall have and be entitled to all remedies by distress action or otherwise for recovering rent in arrear and for any breach of any of the covenants or agreements on the part of the Tenant as if the Lease had been actually granted but nothing in this sub-clause shall vary or affect the application of the next succeeding sub-clause

      5.2 Pending completion of the Lease this Agreement shall not be deemed to operate as a demise of the Premises nor shall the Tenant have or be entitled to any estate right title or interest in the Premises

      6.      ALIENATION NON-MERGER

      6.1 The Tenant shall not assign mortgage charge or otherwise deal with its interest under this Agreement or any part thereof and shall itself take up and complete the Lease

      6.2 Notwithstanding the grant of the Lease all the obligations of the parties hereunder shall continue in full force and effect except so far as they have actually been complied with or incorporated in the Lease until all the terms and conditions hereof have been completely fulfilled

      7.      DETERMINATION

      7.1 The Landlord may determine this Agreement forthwith by giving notice to the Tenant to that effect if the Tenant shall have failed to pay any instalment of the licence fee insurance premium or service charge within 21 days after it shall have become due under the provisions of this Agreement or if the Tenant shall have committed any material breach of its obligations under this Agreement or there shall occur any of the events described in Clause 5.1 of the Lease

      7.2 The determination of this Agreement in any such event shall be without prejudice to any other rights or remedies of the Landlord against the Tenant for the breach nonobservance or non-performance of the Tenant's obligations under this Agreement

      8.      NOTICES

              Any notice served under or in connection with this Agreement shall be properly served if it complies with either the provisions of
              Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 (as amended in each case by the Recorded Delivery Service Act 1962)

      9.      DISPUTES AND CERTIFICATES

              Subject to any express provisions of this Agreement to the contrary any disputes or differences arising as between the parties hereto as to their respective rights duties or obligations or as to any other matter or thing in any way arising out of or connected with the subject matter of this Agreement shall be referred for determination by a single duly qualified expert to be agreed upon by the parties in dispute or failing agreement nominated (on the application of any such party in dispute) by the President for the time being of the Law Society

      10.     EXCLUSION OF SECURITY OF TENURE

              On or as soon as practicable after the date hereof the parties shall by their solicitors apply for an order from the court pursuant to Section 38 of the Landlord and Tenant Act 1954 (as amended) for the exclusion of the provisions of Sections 24 to 28 (inclusive) of the said Landlord and Tenant Act 1954 in relation to the Lease

      11.     STANDARD CONDITIONS

              The Standard Conditions of Sale (Third Edition) shall be incorporated in this Agreement insofar as they are applicable to the grant of a new lease and are not varied by or inconsistent herewith

      AS WITNESS the hands of the parties hereto the day and year first before written

                             ADD Inc

                  80 Prospect Street

                        Cambridge MA

                               02139

                        617.661.0165

                    fax 617.661.7118

               email add@addarch.com

              http://www.addarch.com

ADD Inc is an employee owned company

           Cambridge - San Francisco

16 April 1999

REQUEST FOR CONSTRUCTION MODIFICATIONS AT 84/86 REGENT STREET, LONDON

BRONNER SLOSBERG & HUMPHREY - PROPOSED LONDON OFFICE

The following description outlines the existing space at 84/86 Regent Street, London and the request for interior modifications:

A.    Existing Conditions

      o The existing facilities are on the first floor with portered entrance from 84/86 Regent's Street, and deliveries access from 19 Glasshouse Street, at the rear of the building. The premises have a frontage on both these streets and glazed elevations to two lightwells. The office is on 2 split levels.

      o The building is a concrete/steel frame structure, with exposed beams 'parcelling' the floor plate. The floor is generally boarded throughout, with exception to the open plan area on the rear elevation, currently carpeted in seagrass over a concreted/tiled floor and the entrance area carpeted in a large floor mat.

      o Internal partitions are 75/100 plaster boarded from floor boards to structural soffit, with glazed areas to the main meeting room (rooml0l) and to an office on the rear Portion facing the North lightwell (room 119). A number of rooms are divided by low level plasterboard screens. Internal doors have vision panels.

      o All glazing, with exception to the mail room (room 17), is single glazed with secondary glazing on the internal face of the wall. The frontage glazing is full height, with roller blinds. All the lightwell glazing is security shuttered within the glazing void. All the secondary glazing is sliding.

      o General office lighting is twin batten 300x1500 pendant luminaries, with CAT 2 louvers. A number of the fittings combine as emergency lighting. The main board room (room 101) and the kitchen (room 109) are lit by tungsten lamps.

                    ADD Inc

Bronner Slosberg & Humphrey

              16 April 1999

                     Page 2

      o The office is heated with a hot water system, with perimeter radiators. Cooling is by individually controlled Air-conditioning units suspended in the general open plan spaces, plus one in the main board room (rooml0l). The plant for these is located on the North Lightwell, with the pipework entering the office at high level on the main North Lightwell wall on two locations, running on trays broadly in the 'H' configuration of the office floor plate.

      o Surface trunking for data, telephone and power in all the general office areas, with additional power points in plasterboard walls/screens. Floor boxes (rooms 103 & 119). The riser cupboard is located by the rear access doors.

      o Fire extinguishers are located by each entrance and in the comms room. The smoke detectors and electronic alarms are spread out in the whole office. The entrance doors and the comms room are alarmed.

B.    Proposed Interior Alterations

      o Location of a small corporate sign within the elevators at both the Regent Street and Glasshouse Street entry points.

      o Level 1 entry lobby from Regent Street, location to have corporate signage stating "Bronner Slosberg and Humphrey" position on lobby wall.

      o Upon entry to the space from the Regent Street entrance at level 1, location of the new built in coat closet constructed from plasterboard and sliding doors to match existing.

      o Demolition of half height partition within existing reception area and facilities area.

      o Construction of new full height and half height gypsum partition walls to define new reception area.

      o Location of new full height glazed screen to the rear of reception desk for location of new corporate signage.

      o Adjacent to south light well construction of three new offices / quiet rooms. Constructed from full height partitions, full height glazed partitions and doors to match existing.

      o Within open office area adjacent to north light well construction of additional low height partitions for printer and copier stations.

                    ADD Inc

Bronner Slosberg & Humphrey

              16 April 1999

                     Page 3

      o At the Glasshouse Street end on the north light well side the existing partially enclosed area to be fully enclosed utilizing the existing glazed and full height partitions. An additional office and quiet room to be constructed using full height and glazed partitions and doors to match existing

      o The entire space will be provided with new free standing workstations with internal data and telecommunication management.

      o All new enclosed areas will be provided with additional ceiling mounted light fixtures.

      o Screwing down loose floor boards, replacing splintered/cracked boards.

      o     The entire floor space to be carpeted utilizing a carpet tile.

      o The entire space to be repainted in a colour scheme suitable for the corporate image of Bronner Slosberg and Humphrey. This painting will be limited to all walls and partitions.

      o Additional air conditioning units to be located within the space to accommodate the proposed revised floor layout. These units are anticipated to match existing.

      o Data and telecommunication fit out of the Comms room 102, which will consist primarily of free standing equipment, plus additional power supply.

      o Additional power/data/telephone located throughout the space to accommodate the proposed layout.

      o Relocation/addition of Fire Alarms and Smoke Detectors to comply with building and fire codes.

      o     No changes will be made to any existing external window openings.

The proposed interiors layout drawings No. SCHM - 2 is attached and forms part of this documentation.

Should additional information or clarifications be required regarding the proposed layout or materials, please do not hesitate to contact the architects ADD Inc and Collado @ AJSP.

This document has been prepared by:
ADD Inc Cambridge, MA, USA and Collado @ AJSP, London, UK

                                     BRONNER
                                     SLOSBERG
                                     HUMPHREY
                                     London Regents St.
                                     Office

                                    [GRAPHIC]

[ILLEGIBLE] Regent Street, London W.1.                     PLAN NO. 1 - Basement

                     [ILLEGIBLE] LAND REGISTRY GENERAL MAP

                         LONDON SHEET VII.72. SECTION C.
GREATER LONDON                                                            PLAN 1

                                  Scale 1/1056

                              CITY OF WESTMINSTER

                                   [GRAPHIC]

[ILLEGIBLE] Regent Street, London W.1.                 PLAN NO. 2 - Ground Floor

                     [ILLEGIBLE] LAND REGISTRY GENERAL MAP

                         LONDON SHEET VII.72. SECTION C.
GREATER LONDON                                                            PLAN 2

                                  Scale 1/1056

                              CITY OF WESTMINSTER

                                   [GRAPHIC]

[ILLEGIBLE] Regent Street, London W.1.                 PLAN NO. 3 - Upper Floors

                     [ILLEGIBLE] LAND REGISTRY GENERAL MAP

                         LONDON SHEET VII.72. SECTION C.
GREATER LONDON                                                            PLAN 3

                                  Scale 1/1056

                              CITY OF WESTMINSTER

                                   [GRAPHIC]

                            DATED 3rd November 1999

                                             certified a true copy this   day of
                                                      ArnheimTite&Lewis

                         (1) FORWARD PUBLISHING LIMITED

                         (2) BRONNERCOM (UK), INC


               ==================================================
                                RENT DEPOSIT DEED

                                     - for -
                     First Floor 84 and 86 Regent Street and
                      19 and 21 Glasshouse Street London W1

               ==================================================


                                     OLSWANG
                                  90 Long Acre
                                 London WC2E 9TT

                               Tel: 0171-208 8888
                               Fax: 0171-208 8800
                          email: olsmail@olswang.co.uk

THIS DEED is made the 3rd day of November 1999

BETWEEN:

(1) FORWARD PUBLISHING LIMITED whose registered office is at 5 Elstree Gate Elstree Way Borehamwood Hertfordshire WD6 TD ("Landlord" which expression shall include its successors in title) and

(2) BRONNERCOM (UK), LIMITED whose registered office is at 1 Embankment Place (c/o Price Waterhouse Coopers London WC2 6NN ("Tenant")

WHEREAS this Deed is supplemental to and in consideration of the grant by the Landlord to the Tenant of the lease ("Lease") described in the Schedule hereto

WITNESSES as follows:

1. On the date hereof the Tenant shall pay to the Landlord the sum of SIXTY ONE THOUSAND THREE HUNDRED AND THIRTY EIGHT POUNDS 33 PENCE ((pound)61,338.33) together with VAT thereon which the Landlord or its solicitors shall credit to a bank deposit account ("Account") to be opened at a United Kingdom clearing bank to be operated solely by the Landlord or its solicitors

2.      The Account shall be operated and payments made therefrom as follows:

2.1 If the Tenant shall fail to make payment to the Landlord of any rent or other monies properly due to the Landlord under the terms of the Lease or of any amount becoming payable to the Landlord as a result of any breach by the Tenant of any covenant on its part contained in the Lease in either case by the date on which the same became due and/or payable (as the case may be) then the Landlord may withdraw from the Account for payment to the Landlord an amount equal to the amount in respect of which the Tenant shall have made default

2.2 Immediately following such withdrawal the Tenant shall (if so required by the Landlord) pay to the Landlord for the credit of the Account an amount equal to the sum so withdrawn to the intent that the balance of monies standing to the credit of the Account shall at all times equal the amount specified in Clause 1 hereof

2.3     The Tenant shall be paid from the Account the following:

        2.3.1 Any interest earned by the Account within 21 days of the interest being credited to the Account subject to any deduction of tax at source required by law

        2.3.2 The balance standing to the credit of the Account (including interest) within 14 days after the first to occur of the following:

                2.3.2.1 The date of expiration or sooner determination of the term granted by the Lease

                2.3.2.2 The date of lawful assignment by the Tenant of the Lease

        PROVIDED THAT no sums shall be so paid to the Tenant at any of the aforesaid dates if the Tenant has not discharged all liability (actual or prospective) of the Tenant to the Landlord under the terms of the Lease and/or if the Landlord is otherwise entitled to have recourse to the Account under the terms of Clause 2.1 hereof

3. The provisions of this Deed are in addition to (and not in substitution for) the provisions for re-entry and forfeiture contained in the Lease and all other rights or remedies available to the Landlord at law or arising out of the Lease all of which provisions rights and remedies shall continue to have full force and effect in all respects and nothing in this Deed shall entitle the Tenant to withhold or delay payment of any rents reserved by or other monies payable by the Tenant under the Lease after the dates upon which they shall respectively fall due

4. The conditions for re-entry contained in the Lease shall be exercisable as well on the breach of any covenant or obligation herein contained as on the happening of any of the events mentioned in the Lease

5. The Tenant charges all monies standing to the credit of the Account including all interest accruing thereto with payment to the Landlord in satisfaction of all sums and liabilities arising pursuant to Clause 2 hereof

6. The Tenant agrees with the Landlord that if the Landlord shall dispose of its interest in the reversion immediately expectant on the term granted by the Lease and shall obtain from its successors in title to such reversion a covenant with the Tenant to perform and observe all the terms and conditions of this Deed the Landlord shall from the date of such covenant be released from all such terms and conditions and be under no further liability to the Tenant in respect thereof

IN WITNESS whereof the parties hereto have caused their Common Seals to be hereunto affixed the day and year first before written

                                  THE SCHEDULE

                                    The Lease

Date          Premises               Term                 Rent

3/11/1999     First Floor 84 and     Term of years from   (pound)184,015
              86 Regent Street and   3rd November 1999    (being (pound)32.50
              19 and 21 Glasshouse   until 14 December    per square foot for
              Street London W1       2004                 the First Floor Area
                                                          totalling 5,662 sq
                                                          ft)

THE COMMON SEAL of                        )
FORWARD PUBLISHING LIMITED                )
was hereunto affixed in the presence of:  )


                                           Director              /s/ [ILLEGIBLE]

                                           Authorised Signatory  /s/ J.M. Quade

SIGNED by

                         /s/ [ILLEGIBLE]

for and on behalf of the Landlord

                            DATED 3rd November 1999

                                             certified a true copy this   day of
                                                      ArnheimTite&Lewis

                         (1) FORWARD PUBLISHING LIMITED

                         (2) BRONNERCOM (UK), INC


               ==================================================
                                   UNDERLEASE

                                 - relating to -

                           84 and 86 Regent Street and
                      19 and 21 Glasshouse Street London W1

               ==================================================


                                     OLSWANG
                                  90 Long Acre
                                 London WC2E 9TT

                               Tel: 0171-208 8888
                               Fax: 0171-208 8800

                                    CONTENTS

Clause                                                                      Page

1.    DEFINITIONS AND INTERPRETATION ........................................  1

2.    DEMISE ................................................................  3

3.    TENANT'S COVENANTS ....................................................  5
      3.1    To Pay Rent ....................................................  5
      3.2    To Pay Rates ...................................................  5
      3.3    To Pay Utility Charges .........................................  5
      3.4    To Pay Service Charges .........................................  5
      3.5    Not to Commit Waste ............................................  6
      3.6    To Repair ......................................................  6
      3.7    To Decorate ....................................................  6
      3.8    To Permit the Landlord to Enter ................................  7
      3.9    Disputes .......................................................  8
      3.10   Not to Overload ................................................  8
      3.11   Permitted User .................................................  9
      3.12   Alterations .................................................... 10
      3.13   Not to Obstruct ................................................ 10
      3.14   Signage ........................................................ 12
      3.15   Alienation ..................................................... 12
      3.16   Registration ................................................... 14
      3.17   To Pay Fees .................................................... 15
      3.18   To Comply with Statutory Requirements etc ...................... 15
      3.19   To Transmit and Give Notices ................................... 18
      3.20   Sale or Reletting Notices ...................................... 18
      3.21   To Pay Costs ................................................... 19
      3.22   To Indemnify ................................................... 19
      3.23   To Yield Up .................................................... 20
      3.24   To Pay Interest ................................................ 20
      3.25   To Indemnify Landlord .......................................... 21

4.    LANDLORD'S COVENANTS .................................................. 21
      4.1    Quiet Enjoyment ................................................ 21
      4.2    To Pay Rents ................................................... 21
      4.3    To Observe Headlease ........................................... 21
      4.4    To Provide Services ............................................ 22

5.    PROVISOS .............................................................. 23
      5.1    For Re-entry ................................................... 23
      5.2    Landlord not Liable ............................................ 24
      5.3    No Easements Granted ........................................... 24
      5.4    Suspension of Rent and Frustration ............................. 25
      5.5    Occupiers Liability and Defective Premises ..................... 26
      5.6    Disputes ....................................................... 26
      5.7    Notices ........................................................ 26
      5.8    VAT ............................................................ 26
      5.9    New Lease ...................................................... 27

6.    EXCLUSION ............................................................. 27

7.    OPTION TO DETERMINE ................................................... 27

THE FIRST SCHEDULE
      The Demised Premises .................................................. 28

THE SECOND SCHEDULE
      Rights Granted ........................................................ 30

THE THIRD SCHEDULE
      Rights Reserved ....................................................... 31

THE FOURTH SCHEDULE
      Service Charge ........................................................ 32

THIS UNDERLEASE is made the 3rd day of November 1999                   [GRAPHIC]

BETWEEN:

(1) FORWARD PUBLISHING LIMITED having its registered office at 5 Elstree Gate Elstree Way Borehamwood Hertfordshire WD6 1TD ("Landlord") and

(2) BRONNERCOM (UK), INC having its registered office at 1 Embankment Place (c/o Price Waterhouse Coopers) London WC2 6NN ("Tenant")

WITNESSETH as follows:

1.      DEFINITIONS AND INTERPRETATION

        In this Underlease the following words and expressions shall have the following meanings unless the context requires otherwise:

1.1 The expression "Landlord" shall include the persons for the time being entitled to the reversion immediately expectant on the termination of the term hereby granted and the expression "Superior Lessor" shall include the Landlord's lessor and the several superior lessors holding an interest in reversion in respect of the Demised Premises

1.2 The expression "Tenant" shall include the Tenant's successors in title and permitted assigns

1.3     The expression "Term" means the term of years hereby created

1.4 The expression "Demised Premises" means the premises described in Plan 1 of the First Schedule hereto and the expression "Building" means the messuages and buildings known as numbers 84 and 86 Regent Street and 19 and 21 Glasshouse Street London W1 shown for identification purposes only edged blue on Plans numbered 1 2 and 3 annexed hereto

[ILLEGIBLE] Regent Street, London W.1.                     PLAN NO. 1 - Basement

                     [ILLEGIBLE] LAND REGISTRY GENERAL MAP

                         LONDON SHEET VII.72. SECTION C.
GREATER LONDON                                                            PLAN 1

                                  Scale 1/1056

                              CITY OF WESTMINSTER

                                   [GRAPHIC]

                     [ILLEGIBLE] LAND REGISTRY GENERAL MAP

                         LONDON SHEET VII.72. SECTION C.
GREATER LONDON                                                            PLAN 2

                                  Scale 1/1056

                              CITY OF WESTMINSTER

                                   [GRAPHIC]

                     [ILLEGIBLE] LAND REGISTRY GENERAL MAP

                         LONDON SHEET VII.72. SECTION C.
GREATER LONDON                                                            PLAN 3

                                  Scale 1/1056

                              CITY OF WESTMINSTER

                                   [GRAPHIC]

1.5 The expression "Planning Acts" means the Town and Country Planning Act 1990 and any future legislation of a similar character and any statutory addition thereto or modification or re-enactment thereof for the time being in force and any order instrument plan regulation permission or direction made or issued thereunder or deriving validity therefrom

1.6 The expression "Service(s)" shall mean any or all (as the case may be) of the services mentioned in the Fourth Schedule hereto

1.7 The expression "Service Charge" means a fair proportion of the cost incurred by the Landlord or paid to the Superior Lessor by the Landlord for the provision of the Services and other matters described in the Fourth Schedule as assessed in accordance with the provisions of the Fourth Schedule

1.8 The expression "Insured Risks" means fire lightning storm tempest explosion accident aircraft articles dropped therefrom and any other risk from time to time insured by the Landlord or any superior lessor

1.9     The expression "1995 Act" means the Landlord and Tenant (Covenants) Act
        1995

1.10 The expression "Permitted Hours" means the hours between 7 a.m. and 7 p.m. on Mondays to Fridays and between 8 a.m. and 2 p.m. on Saturdays

1.11 The expression "Headlease" means the underlease under which the Landlord holds the Demised Premises dated 20 August 1998 made between (1) Wimgrove Developments Limited and (2) Forward Publishing Limited

1.12 Words importing the masculine gender only shall include the feminine gender and vice versa

1.13 Words importing the singular number only shall include the plural number and vice versa and where there are two or more persons included in the expression "Tenant" covenants contained in these presents which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally

1.14    Words importing persons shall include corporations and vice versa

1.15 The Landlord shall in exercise of any rights of entry in this Underlease other than in circumstances where the Tenant is in default and the Landlord is exercising its right for that reason (in which circumstances the provisions of sub-clause 1.15.1 only will apply):

        1.15.1 act in a reasonable manner and make good to the reasonable satisfaction of the Tenant all damage caused to the Demised Premises or any part or parts thereof and damage to any of the Tenant's fixtures and fittings and stock

        1.15.2 give due consideration to alternative methods of execution of any works which do not involve entry upon the Demised Premises and employ any such alternative methods which are practicable economic reasonable and suitable

        1.15.3 cause as little disturbance as reasonably possible to the Tenant's business and comply with all the Tenant's reasonable and proper requirements

        1.15.4 for the purpose of construction or alterations on any adjoining premises pay compensation for any loss of trade and damage caused to the Tenant as a result thereof subject to the Tenant mitigating any such loss or damage

2.      DEMISE

        In consideration of the rents hereinafter reserved and of the covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant all that the Demised Premises together with the easements and other rights contained or referred to in the Second Schedule hereto EXCEPT AND RESERVING unto the Landlord and the Superior Lessor and any other person entitled thereto as mentioned in the Third Schedule hereto TO HOLD the Demised Premises subject to all easements quasi easements rights in the nature of easements and privileges to which the Demised Premises are or may be subject for a term expiring on 14 December 2004 from and including the date hereof yielding and paying therefor

2.1 During the Term and so in proportion for any less time than a year first the yearly rent of ONE HUNDRED AND EIGHTY FOUR THOUSAND AND FIFTEEN POUNDS ((pound)184,015) (being (pound)32.50 per sq ft) to be paid in advance by equal monthly payments in advance on the 25 day of each month clear of all deductions whatsoever the first of such payments to be made on the date hereof in respect of the period from that date up to and including the day immediately preceding the 25 day of the month next following

2.2 By way of further or additional rent from time to time a sum or sums of money equal to a fair and reasonable proportion reasonably and properly attributable to the Demised Premises of the aggregate of:

        2.2.1 Any amount which the Landlord may from time to time pay or be called upon under the terms of the Headlease to repay to the Superior Lessor in respect of the insurance of the Building against the Insured Risks and

        2.2.2 The premium from time to time expended by the Landlord for insurance against three years loss of the rent payable under this Underlease

        Such further or additional rent to be paid within 14 days after the expenditure and written notification to the Tenant thereof

2.3     By way of further or additional rent the Service Charge

2.4 By way of further or additional rent any Value Added Tax (or any substituted or similar tax) which is now or may become payable in respect of any rent fees and other sums due hereunder

2.5     By way of further or additional rent interest as hereinafter provided

3.      TENANT'S COVENANTS

        The Tenant to the intent that the obligations hereby created shall continue throughout the term hereby covenants with the Landlord as follows:

3.1     To Pay Rent

        To pay the rents hereinbefore reserved without deduction at the times and in the manner aforesaid

3.2     To Pay Rates

        To bear pay and discharge all existing and future Uniform Business Rates rates and Water Rates (or any substituted or similar rates) taxes duties charges assessments impositions and outgoings whatsoever which now are or may at any time hereafter during the term be charged levied assessed or imposed upon or in respect of the Demised Premises or any part thereof or upon the owner or occupier in respect thereof excluding any payable by the Landlord occasioned by receipt of the rents or by any disposition of dealing with or ownership of any interest reversionary to the interest created by this Underlease and a fair proportion reasonably and properly attributable to the Demised Premises (as reasonably determined by the Landlord's surveyor) of any such rates taxes assessments impositions and outgoings levied imposed or charged on the Demised Premises in common with other premises

3.3     To Pay Utility Charges

        To pay for all charges for gas electricity telecommunications and any other supplies and services consumed on the Demised Premises and the hire of meters in respect thereof

3.4     To Pay Service Charges

        To pay the Service Charge in accordance with the provisions of the Fourth Schedule together with any Value Added Tax payable thereon

3.5     Not to Commit Waste

        Not to commit any waste or spoil on the Demised Premises

3.6     To Repair

        At all times during the Term to repair and keep in good and substantial repair and condition Provided that the Tenant will not be obliged to put the Demised Premises in any better state than at the date hereof the whole of the Demised Premises and each and every part thereof (damage or destruction due to any risks against which the Landlord or the Superior Lessor shall have insured excepted save to the extent any of the insurance money in respect thereof shall have been rendered irrecoverable by any act of default of the Tenant or any person deriving title from the Tenant or any licensee or invitee of the Tenant or such other person) and to renew and replace from time to time all Landlord's fixtures and fittings which may be beyond repair at any time during the Term

3.7     To Decorate

        3.7.1 In the year 2002 and in the last year of the Term howsoever determined (but not twice in any period of two years) to paint french polish or otherwise treat as the case may be all the inside wood and iron work usually or requiring to be painted french polished or otherwise treated of the Demised Premises and all additions and features thereto with two coats of good oil paint or good quality polish or other suitable material of good quality in a proper and workmanlike manner and afterwards grain marble and varnish the parts (if any) usually grained marled and varnished and also wash distemper paint as aforesaid or re-paper as appropriate the ceilings and walls in the usual manner and to wash down all tiles faiences glazed bricks and similar washable surfaces

        3.7.2 To keep the Demised Premises in a clean and tidy condition and regularly to remove therefrom all waste or offensive materials and articles and not to deposit or permit to be deposited any such materials or articles upon any other part of the Building except such parts (if any) as shall from time to time be provided for the deposit of such materials and articles

        3.7.3 To clean at least once every month the inside and outside of all windows and window frames of the Demised Premises and all the glass (if any) in the doors thereof

3.8     To Permit the Landlord to Enter

        3.8.1 To permit the Landlord and the Superior Lessor and their respective agents at all reasonable times during the Term with or without workmen on giving reasonable notice (except in cases of emergency) to the Tenant to enter upon the Demised Premises for the purpose of ascertaining that the covenants and conditions herein contained have been duly observed and performed and for the Superior Lessor to view the state of repair and condition thereof and to take a schedule of the Landlord's fixtures and of any dilapidations pursuant to the Headlease and to exercise the rights hereinbefore excepted and reserved to the Landlord and the Superior Lessor

        3.8.2 In case of default by the Tenant in diligently proceeding to carry out its obligations as to repair hereunder within two calendar months or sooner if requisite after the service of a notice requesting it to do so to permit the Superior Lessor or the Landlord well and substantially to commence and thereafter diligently proceed to repair and make good all defects and wants of reparation for which the Landlord is liable pursuant to the Headlease and to permit the Superior Lessor entry for the same purposes and the Tenant shall repay to the Landlord on demand the expenses thereby reasonably incurred by the Superior Lessor or the Landlord to the extent performance is the responsibility of the Tenant hereunder or a fair proportion thereof as determined by the Landlord's surveyor (whose decision shall be final)

        3.8.3 To permit the Landlord and the Superior Lessor and their respective agents and all persons authorised by them at all reasonable times with or without workmen on giving reasonable notice (except in cases of emergency) to the Tenant to enter and remain upon the Demised Premises with all necessary appliances for the purpose of repairing or rebuilding and executing alterations painting redecoration or other works to adjoining or neighbouring premises and for the purpose of repairing cleaning or maintaining any sewers water courses drains gutters water pipes electric wires or gas pipes or other conveniences in or under the Demised Premises or the Building in connection with or for the accommodation of any adjoining or neighbouring property the Landlord or the Superior Lessor or such persons as aforesaid making good all damage caused thereby to the Demised Premises

3.9     Disputes

        In case any dispute or controversy shall at any time arise between the Tenant and the tenants or occupiers of any property adjoining or contiguous to the Building the same shall be settled by the Superior Lessor or the several Superior Lessors (as the case may be) or their respective surveyors (if they shall think fit) in such manner as they shall by any writing direct in that behalf to which determination the Tenant shall from time to time submit provided that such determination is not inconsistent with the terms hereof

3.10    Not to Overload

        3.10.1 Not to place or keep or permit to be placed or kept in the Demised Premises any heavy articles in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to or be in the opinion of the Landlord likely to overload or cause damage to the Demised Premises nor to use any part of the roofs or ceilings of the Demised Premises in such a manner as to subject them to any unreasonable strain

        3.10.2 To take all such measures as may be necessary to ensure that any effluent discharged into the drains and sewers which belong to or are used for the Demised Premises in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein

3.11    Permitted User

        3.11.1 Not to use permit or suffer the Demised Premises or any part thereof to be used otherwise than as offices

        3.11.2 Not to carry on upon or use or permit the Demised Premises to be used for any noisy noxious offensive or dangerous trade art manufacture or business or occupation or for any illegal or immoral purpose nor to do or suffer to be done on the Demised Premises any act matter or thing whatsoever which in the reasonable opinion of the Landlord is or may be or tend to become an annoyance nuisance damage disturbance inconvenience or in any other way prejudicial to the Landlord or to the owners or occupiers of any adjoining or neighbouring premises and there will not at any time during the Term be exercised or carried on in or upon the Demised Premises or any part thereof the trade or business of a public house inn tavern or beer shop and the Demised Premises will not be used for the sale of wines beers or spirits or other intoxicating liquors or for any of the following trades or businesses namely: tripe boiler tripe seller cheesemonger poulterer fishmonger slaughterman butcher baker soap boiler tallow chandler tallow melter sugar baker household broker dealer in old iron working cutler chimney sweep coach or motor vehicle vendor maker or repairer whitesmith blacksmith coppersmith jeweller silversmith working brazier working tinman farrier plumber dyer railway or carriers' parcels' office motor garage or petrol store and no clothing or other article shall be put out on the Demised Premises for the purposes of drying or bleaching and no part of the Demised Premises shall be used as or for an asylum for lunatics or idiots hospital or other charitable institution or school club or society or place of public amusement and no steam engine gas engine or electrical engine or machinery of any kind other than normal office machinery or any external post wires or works for telegraphic or telephonic communications shall be erected or set up in or upon any part of the Demised Premises

        3.11.3 Not to permit any sale by auction or public exhibition or public show or spectacle or political meeting to take place on the Demised Premises

3.12    Alterations

        3.12.1 Not to make any alteration or addition or carry out any works to the Demised Premises any of which may in any way affect the structure of the Building nor to merge unite or annex the Demised Premises or any part thereof with or to any adjoining or neighbouring premises or erect any new building or structure on the Demised Premises nor to make any structural alterations or additions to the Demised Premises

        3.12.2 Not to cut remove divide alter maim or injure the Demised Premises or any part thereof nor carry out alterations to the electrical installation of and in the Demised Premises

        3.12.3 Not without the prior written consent of the Landlord to make any non-structural alterations or additions to the Demised Premises or any part thereof

3.13    Not to Obstruct

        3.13.1 Not by building or otherwise to stop up or darken any window or light in the Demised Premises or to stop up or obstruct any access of light enjoyed to any premises the estate or interest in possession or reversion whereof now or hereafter may be vested in the Landlord or the Superior Lessor nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the Demised Premises and in case any such easement right privilege or encroachment shall be made or acquired or attempted to be made or acquired to give immediate notice thereof to the Landlord and to permit the Landlord and the Superior Lessor and their respective agents to enter upon the Demised Premises for the purpose of ascertaining the nature of any such easement right or privilege or encroachment and at the request and cost of the Landlord or the Superior Lessor to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment

        3.13.2 Not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Demised Premises by the consent of such third party nor to pay to such third party any sum of money or to enter into any agreement with such third party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of the light to any of the said windows or openings to notify the same forthwith to the Landlord and to permit the Landlord or the Superior Lessor to bring such proceedings as they or either of them may think fit in the name of the Tenant against any of the owners or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the Demised Premises

        3.13.3 Not any time during the Term to bring any action or make any claim or demand on account of any injury to or diminution of light or air to the Demised Premises or any windows or apertures thereof in consequence of the erection of any building or the alteration of any building on any land adjacent neighbouring or opposite to the Demised Premises for which the Landlord or the Superior Lessor shall have given consent or for which the

                Landlord or Superior Lessor may give consent pursuant to any powers reserved by these presents or in respect of any easement right or privilege granted or to be granted by the Landlord or Superior Lessor for the benefit of any building erected or to be erected on any land adjacent neighbouring or opposite to the Demised Premises and (if required) to concur with the Landlord or the Superior Lessor at the expense of the Landlord or the Superior Lessor in any consent given or any grant made as hereinbefore mentioned

3.14    Signage

        Not without the written consent of the Landlord and the Superior Lessor (such consents not to be unreasonably withheld) at any time during the term to affix or exhibit or permit to be affixed or exhibited in or upon any exterior part of the Demised Premises or upon or to the exterior of the windows thereof any bill placard lettering advertisement flash light or any other sign

3.15    Alienation

        3.15.1 Not to assign part with or share possession of or grant licences in respect of part only of the Demised Premises (as distinct from the whole thereof) or to charge part or the whole of the Demised Premises

        3.15.2 Not to assign the whole of the Demised Premises without the prior consent of the Landlord and the Superior Lessor such consent not to be unreasonably withheld or delayed subject to the provisions of sub-clause 3.15.3 and provided that the provisions of sub-clause 3.15.4 are complied with

        3.15.3 For the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 (as amended by the 1995 Act) and in addition to any other condition or requirement which the Landlord may lawfully impose the Landlord may withhold its consent to an assignment of the Demised Premises if there are any arrears of rent or other monies whatsoever due and payable or if there is any other material breach of the obligations on the part of the Tenant contained in this Underlease at the time of the grant of the Landlord's consent

        3.15.4 For the purposes of sub-section 19(1A) of the Landlord and Tenant Act 1927 (as amended by the 1995 Act) and in addition to any other condition or requirement which the Landlord may lawfully impose the consent of the Landlord to an assignment of the Demised Premises may be granted subject to any one or more of the following conditions

                3.15.4.1 That prior to or contemporaneously with (but in
                         either case to have effect from) such assignment the Tenant and the proposed assignee enter into an authorised guarantee agreement (as provided for in Section 16 of the 1995 Act) and licence to assign in such form as the Landlord shall reasonably require

                3.15.4.2 That any guarantor of the Tenant's obligations under this Underlease shall have guaranteed to the Landlord that the Tenant will comply with the terms and conditions of the authorised guarantee agreement referred to in the immediately preceding sub-clause in such form as the Landlord shall reasonably require

                3.15.4.3 That prior to or contemporaneously with (but in
                         either case to have effect from) such assignment or transfer if the Landlord acting reasonably or the Superior Lessor acting reasonably so requires a guarantor or guarantors first approved in writing by the Landlord and the Superior Lessor (which approval shall not be unreasonably withheld or delayed) shall (if more than one jointly and severally) enter into covenants with the

                         Landlord in such terms as the Landlord shall reasonably require

                3.15.4.4 That before the Landlord grants its consent to the assignment or transfer the Tenant pays all costs fees and expenses (including professional fees disbursements and Value Added Tax) reasonably and properly incurred by the Landlord in connection with the Tenant's application for consent (including any reasonably and properly incurred fees relating to the consent of the Superior Lessor and including any legal and surveyors or other professional fees lawfully demanded by the Superior Lessor in connection therewith)

                3.15.4.5 That before the Landlord grants its consent to the assignment any consent lawfully and properly required from any superior landlord or mortgagee has been obtained

                3.15.4.6 The Landlord may waive in whole or in part any of the circumstances or conditions set out in sub-clauses
                         3.15.3 and 3.15.4

        3.15.5  Not to underlet part or whole of the Demised Premises

3.16    Registration

        Within 21 days after the date of any assignment of these presents or the grant of any underlease or sub-underlease of the Demised Premises or any assignment of such an underlease or sub-underlease or any devolution of the Term of any such underlease or sub-underlease as aforesaid by will or intestacy assent or operation of law to leave or cause to be left (without any demand by any person) with the Solicitor of the Landlord for registration two certified copies of the deed document or instrument effecting or evidencing such disposition as aforesaid and to pay the

        Landlord's Solicitors reasonable fees in respect of each deed document or instrument for the registration thereof

3.17    To Pay Fees

        To pay on demand all costs and expenses (including Solicitor's costs and Surveyor's fees) reasonably incurred by the Landlord or the Superior Lessor for the purposes of or incidental to the preparation and service of any notice under Section 146 of the Law of Property Act 1925 in respect of any breach of any of the covenants herein on the part of the Tenant or incurred in proceedings under Section 146 of that Act or of any statutory modification or re-enactment thereof notwithstanding in any such case that forfeiture may be avoided otherwise than by relief granted by the Court

3.18    To Comply with Statutory Requirements etc

        3.18.1 To execute all such works and do all such things as are or may under or in pursuance of any Act of Parliament (including but without prejudice to the generality of the foregoing The Offices Shops and Railway Premises Act 1963 and the Factories Act 1961 and Health and Safety at Work Act 1974) already or hereafter to be passed be directed or required to be done or executed at any time during the Term upon or in respect of the Demised Premises or any part thereof or any additions or improvements thereto or the Tenant's occupation and use thereof whether by the owner or the occupier thereof or the employment or residence therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto and at all times during the Term to conform in all respects with the provisions of any general or local Act of Parliament and of any regulations rules or orders made thereunder and to comply with any directions notices or instructions which may be served or communicated by any competent authority and not do or omit or permit to be done or omitted on the Demised Premises or any part thereof any act or thing whereby the Landlord or the Superior Lessor may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such direction notice instruction requirement Act or regulation rule or order as aforesaid and to indemnify the Landlord and the Superior lessor in respect thereof

        3.18.2 To bear and pay on demand all costs and expenses (including Solicitor's and other legal costs fees of managing agents or Surveyor's and other professional fees) reasonably incurred by or imposed or charged upon the Landlord or the Superior Lessor or for which the Landlord or the Superior Lessor shall be held responsible (whether as Landlord or owner or occupier of the Demised Premises) in respect of or incidental to or arising out of any notice or any requirement of any local or other competent authority or otherwise relating to the Demised Premises and made under or pursuant to any Act of Parliament or any regulation as aforesaid

        3.18.3  In relation to the Planning Acts:

                3.18.3.1 At all times during the term to comply in all
                         respects with the Planning Acts and keep the Landlord and the Superior Lessor indemnified in respect thereof

                3.18.3.2 During the Term and so often as occasion shall
                         require at the expense in all respects of the Tenant to obtain all such permissions licences consents and approvals as may be required for the carrying out by the Tenant of any operations on the Demised Premises or for the institution or continuance or renewal by the Tenant thereon of any use thereof which may constitute development within the meaning of the Planning Acts or any step related thereto but so that the Tenant shall not make any application for planning permission or give any notice to any authority of an intention to commence to carry out any development or any step related thereto without the previous written consent of the Landlord and the Superior Lessor (such consents not to be unreasonably withheld) and so that the Tenant shall (if and insofar as it is lawful for the parties hereto to make such an arrangement) indemnify the Landlord and the Superior Lessor against all charges payable in respect of any such application and shall also pay to the Landlord all professional fees and expenses reasonably incurred by the Landlord or the Superior Lessor in connection therewith and the Tenant shall within ten working days after the grant or refusal of such application provide to the Landlord without charge full particulars in writing thereof and supply copies thereof for retention by the Landlord and the Superior Lessor

                3.18.3.3 Without prejudice to the provisions of Clause 3.12 hereof not to implement any planning permission licence consent or approval until the same has been submitted to and approved in writing by the Landlord and the Superior Lessor (such approvals not to be unreasonably withheld)

                3.18.3.4 Unless the Landlord or the Superior Lessor shall
                         otherwise direct to carry out before the expiration or sooner determination of the term (howsoever the same may be determined) any works stipulated to be carried out to the Demised Premises by a date subsequent to the expiration or sooner determination of the term as a condition of any planning permission which may have been granted to the Tenant

                3.18.3.5 Within 10 working days after receiving notice of the same to give full particulars to the Landlord of any notice or order or proposal for a notice or order made given or issued to the Tenant by any competent authority under or by virtue of the

                         Planning Acts and if so required by the Landlord to produce such notice order or proposal to the Landlord

                3.18.3.6 At the request of the Landlord or the Superior Lessor to make or join with the Landlord or the Superior Lessor in making such objection or representation against or in respect of any notice or order or proposal for a notice or order as aforesaid as the Landlord (acting reasonably) or the Superior Lessor shall deem expedient

                3.18.3.7 If called upon so to do to produce to the Landlord and the Superior Lessor or their respective Surveyors all such plans documents and other evidence as the Landlord or the Superior Lessor may reasonably require in order to satisfy themselves that the provisions of this Clause have been complied with

3.19    To Transmit and Give Notices

        Upon receipt of any notice order requisition direction or other thing or upon the happening of any occurrence which may be capable of adversely affecting the interest of the Landlord or the Superior Lessor in the Demised Premises forthwith on becoming aware thereof to deliver full particulars thereof to the Landlord

3.20    Sale or Reletting Notices

        To permit the Landlord and the Superior Lessor and their respective agents at any time during the last six months of the Term to fix and retain in a conspicuous and reasonable place or places on the exterior of the Demised Premises but not so as to obscure the windows thereof a notice or notices that the same are to let or at any time during the Term so to fix and retain a notice or notices that the same are for sale and not to take down or obscure any such notice and to permit all persons authorised in writing by the Landlord or the Superior Lessor or their agents to view the Demised Premises at reasonable hours in the daytime without interruption

3.21    To Pay Costs

        To pay on demand the Landlord's and the Superior Lessor's reasonable legal expenses and agents' and Surveyor's fees (including disbursements and stamp duties) on all licences and the duplicate copies thereof resulting from all applications by the Tenant for any consent or approval of the Landlord or the Superior Lessor or their respective agents or Surveyors required by these presents including charges fees and disbursements actually and reasonably incurred in cases where consent is refused or the application is withdrawn for any reason whatsoever

3.22    To Indemnify

        To indemnify and keep indemnified the Landlord and the Superior Lessor in respect of:

        3.22.1 All actions proceedings costs claims and demands which may properly be made by any adjoining owner tenant or occupier whatsoever by reason of any breach by the Tenant of its repairing obligations contained herein (not resulting from the occurrence of any of the Insured Risks) or in the execution of any alterations or additions to the Demised Premises by the Tenant or any interference or alleged interference by the Tenant or obstruction by the Tenant of any right or alleged right of light air drainage or other right or alleged right now existing for the benefit of the Demised Premises or any adjoining or neighbouring property or any stoppage of drains used by the Tenant in common with the owner or occupier of any adjoining or neighbouring property

        3.22.2 All liability which may be incurred by the Landlord or the Superior Lessor in respect of any of the matters referred to in sub-clause 3.23.1 of this Clause 3

3.23    To Yield Up

        At the expiration or sooner determination of the Term (howsoever the same may be determined) quietly to yield up unto the Landlord the Demised Premises with the fixtures and fittings thereto and additions thereto in good and substantial repair and condition and decorated and in all respects in accordance with the covenants on the part of the Tenant herein contained together with all improvements and additions which now are or may at any time thereafter be in or about the Demised Premises (except any Tenant's or trade fixtures and fittings) unless required by the Landlord giving at least six months written notice to the Tenant to remove the same and reinstate the Demised Premises to its previous condition as at the date hereof and to remove every moulding sign writing or printing of the name and the business of the Tenant or other occupiers from the Demised Premises and to make good all damage caused to the Demised Premises by the removal of the Tenant's fixtures fittings furniture and effects to the Landlord's reasonable satisfaction and to leave the Demised Premises in a clean and tidy condition

3.24    To Pay Interest

        To pay interest at 3% above the base rate for the time being of National Westminster Bank Plc (or such rate as shall be reasonably equivalent thereto if such rates shall no longer exist) as well before as after any judgement upon any rent or other sums remaining unpaid for a period of fourteen days after the sum shall have become due hereunder such interest to be paid in respect of the period from the date upon which any such rent or other sums become due until the date of actual payment thereof

3.25    To Indemnify Landlord

        So far as such provisions relate to the Demised Premises and observance is not the responsibility of the Landlord hereunder to indemnify the Landlord in respect of any breach or non observance by the Tenant of any of the provisions of an underlease dated 22 February 1957 made between Hope Brothers Limited of the one part and Thomas De La Rue and Company Limited of the other part and of the Headlease (copies whereof have been supplied to the Tenant prior to the date hereof) insofar as breach or non observance thereof exposes or might expose the Landlord to any liability whether to the Superior Lessor or otherwise

4.      LANDLORD'S COVENANTS

        The Landlord hereby covenants with the Tenant:

4.1     Quiet Enjoyment

        That the Tenant paying the rents hereby reserved and performing and observing the several covenants conditions agreements and provisions herein contained and on the Tenant's part to be performed and observed shall and may hold and enjoy the Demised Premises during the term without any lawful interruption by the Landlord or any person rightfully claiming through it

4.2     To Pay Rents

        To pay the rents reserved by the Headlease under which the Landlord holds the Demised Premises and to observe and perform all the covenants agreements and provisions on the lessee's part contained in the said Headlease except insofar as the Tenant is liable to observe and perform the same hereunder

4.3     To Observe Headlease

        To use its reasonable endeavours to secure the observance and performance of the covenants on the part of the lessor contained in the Headlease under which the Landlord holds the Demised Premises

4.4     To Provide Services

        To procure the provision of the Services save that the Landlord shall not be liable for:

        4.4.1 Any interruption of any of the Services to enable inspection maintenance or other necessary works to be carried out (provided that the Landlord restores the Service as soon as reasonably practicable)

        4.4.2 Any failure of any of the Services owing to breakdown damage weather interruption of fuel or other supply or any other cause outside the Landlord's reasonable control (provided that the Landlord restores the Service as soon as reasonably practicable) Provided That any such interruption or failure could not reasonably have been prevented or shortened by the exercise of proper care attention diligence and skill by the Landlord or those undertaking the Services on behalf of the Landlord and the Landlord uses and continues to use its reasonable endeavours to restore the Services in question

        4.4.3 The removal of or failure to provide any of the Services which the Landlord reasonably considers no longer appropriate and which removal or failure complies with the principles of good estate management provided that this sub-clause 4.4.3 shall not be construed as relieving the Landlord from its obligations to observe and perform all the covenants agreements and provisions on the lessee's part contained in the Headlease under which the Landlord holds the Demised Premises as detailed in Clause 4.2

        4.4.4 The act neglect or default of any employee agent or contractor of the Landlord or of any other person intended to provide any of the Services provided that this sub-clause 4.4.4 shall not be construed as relieving the Landlord from liability for breach by the Landlord of any covenants on the part of the Landlord contained in this Underlease

        4.4.5 To provide during the Permitted Hours central heating to the Demised Premises for the period 1 October in each year to 30 April in the following year to such temperatures as the Landlord may from time to time reasonably consider adequate and to provide cold water and (during the Permitted Hours) hot water to the wash basins in the toilets in the Demised Premises

5.      PROVISOS

        It is hereby agreed and declared between the parties as follows:

5.1     For Re-entry

        If and whenever during the term the rents hereby reserved or any part thereof shall at any time be in arrears or unpaid for 21 days after the same shall have become due (whether lawfully demanded or not) or if there shall be any breach or non-performance or non-observance of any of the covenants agreements or conditions on the part of the Tenant herein contained or if the Tenant shall enter into liquidation (not being for the purpose of and followed by an amalgamation or reconstruction) or if the Tenant being an individual shall become bankrupt or have a receiving order made against him or enter into any arrangement or composition for the benefit of his creditors or permit any execution to be levied on the Demised Premises then and in any such case it shall be lawful for the Landlord or any person duly authorised by it in that behalf at any time thereafter into and upon the Demised Premises or any part thereof in the name of the whole to re-enter and thereupon and thenceforth the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of the non-payment of the said rents or any breach or nonperformance or non-observance of any of the covenants conditions and agreements herein reserved and contained

5.2     Landlord not Liable

        5.2.1 Subject to proper performance of its obligations hereunder the Landlord shall not be liable for any injury or damage caused to any person or property by the state or condition of the Demised Premises or the fixtures and fittings in or about the same or the use thereof whether arising by accident or by reason of any negligence or other act or omission of the Tenant or of any person or persons employed by it (but not in any event being the occurrence of any insured risk) arising from a breach of the Tenant's obligations and covenants hereunder or arising from the actions of the Tenant or occupiers of the Demised Premises under the Tenant's control

        5.2.2 Nothing herein shall render the Landlord or the Tenant liable in respect of any of the covenants conditions or provisions hereinbefore contained if and so far only as the performance or observance of such covenants conditions and provisions or any one or more of them shall thereafter become a contravention of or otherwise impossible or illegal under or by virtue of the Planning Acts but subject as aforesaid the Term and the rents payable to the Landlord in respect thereof shall not determine by reason only of any changes modifications or restrictions of user of the Demised Premises or obligations or requirements (if any) hereafter to be made or imposed under or by virtue of the said Acts

5.3     No Easements Granted

        Nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever over or against any adjoining or neighbouring property (other than the remainder of the Building) which now belongs or hereafter shall belong to the Landlord or the Superior Lessor either for an estate in fee simple or for a term of years which would or might restrict or prejudicially affect the future rebuilding alteration or development of such adjoining or neighbouring property and the Landlord and the

        Superior Lessor shall have the right at any time to make such alteration to or to pull down and rebuild or redevelop any adjoining or neighbouring property (other than the remainder of the Building) as they may deem fit without obtaining any consent from or making any compensation to the Tenant on account thereof

5.4     Suspension of Rent and Frustration

        5.4.1 If the Demised Premises or any part thereof shall at any time be destroyed or so damaged by an insured risk as to be unfit for occupation or use or the Building or any part thereof shall at any time be destroyed or so damaged by an insured risk so as to render the Demised Premises or any part thereof unfit for occupation or use or inaccessible then the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall from and after such destruction or damage and until the Demised Premises or the Building have been rebuilt or reinstated and made fit for occupation and use and accessible or for a period of three years (whichever shall be the shorter) be suspended and cease to be payable provided that any dispute as to the amount or length of such suspension shall be determined by an independent surveyor (acting as an expert) appointed by the President of the Royal Institution of Chartered Surveyors on the application of either party

        5.4.2 If upon the expiry of a period of three years commencing on the date of the damage or destruction to the Demised Premises or the Building the Demised Premises and the Building have not been rebuilt or reinstated and made fit for occupation and use and the Demised Premises have not been rendered accessible the Tenant or Landlord may by notice served at anytime within six months of the expiry of such period determine this Underlease and upon service of such notice the term will absolutely cease but without prejudice to any rights and remedies that may have accrued to either party against the other in respect of any antecedent claim or breach of covenant

5.5     Occupiers Liability and Defective Premises

        The Landlord shall not be liable to any person other than the Tenant to perform any of the covenants herein contained whether express or implied insofar as such covenants impose obligations going beyond the common duty of care imposed by the Occupiers Liability Act 1957 or the Defective Premises Act 1972 or any amending Act

5.6     Disputes

        Save as otherwise herein provided all disputes or differences which may arise touching the provisions hereof or the operation or construction hereof or the rights or liabilities of the parties hereunder shall be referred to arbitration by a single arbitrator under the provisions of the Arbitration Act 1996

5.7     Notices

        Any notice under this Underlease shall be in writing and shall be sufficiently served sent by recorded delivery to the registered office (if any) or (if there is none) the last known address in Great Britain or Ireland (whether the Republic of Ireland or Northern Ireland) of the person to be served. Any notice so sent by post shall be deemed to have been duly served at the expiration of forty eight hours after the time of posting unless the same shall have been returned through the Post Office undelivered

5.8     VAT

        Where any party to this Underlease makes a taxable supply under or in connection with this Underlease to any other party to this Underlease then the party receiving the taxable supply shall in addition to receiving the taxable supply pay Value Added Tax on such supply at the appropriate rate

5.9     New Lease

        This Underlease is a new lease for the purposes of the 1995 Act

6.      EXCLUSION

        It is hereby agreed and declared that pursuant to any order (number MY9 69495) of the Mayor's and City of London Court made on 19th July 1999 Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to this Lease

7.      OPTION TO DETERMINE

7.1 The Tenant may determine this Underlease at any time after 3rd May 2000 by giving to the Landlord not less than six months' prior written notice ("Notice") of such determination and if such notice is given and if the Tenant shall up to the expiry of the Notice have paid the rent first reserved in accordance with this Lease and fully complied with clause
        3.23 of this Lease then on the expiry of the Notice this Lease shall absolutely determine and be of no further effect but such determination shall be without prejudice to the rights of either party in respect of any antecedent claim or breaches of covenant or condition hereunder

7.2 The Landlord may determine this Underlease at any time after 3rd May 2000 by giving to the Tenant not less than six months' prior written notice and if such notice is given then on expiry of that notice this Lease shall absolutely determine and be of no further effect but such determination shall be without prejudice to the rights of either party in respect of any antecedent claim or breaches of covenant or condition hereunder

EXECUTED as a Deed by the parties on the date which first appears in this Underlease

                               THE FIRST SCHEDULE

                              The Demised Premises

All those premises comprising (being approximately 5.662 sq ft) the first floor of the Building as the same are registered with other parts of the Building at HM Land Registry with Good Leasehold Title under Title number NGL 348493 and are delineated and edged pink on plan number 4 annexed hereto together with all fixtures and fittings in the nature of Landlords fixtures and fittings together also with the appurtenances thereto but excluding:

1.    the structure of the walls bounding such premises

2.    all load bearing walls and pillars within such premises

3.    all structural floor slabs within such premises

4.    all conducting media within such premises not serving the same

5.    all structural parts of the Building

      But including:

1. the plaster and other finishes on the inner sides of the walls bounding such premises and on all internal surfaces of all load bearing walls and pillars wholly within such premises

2. all ceiling finishes and other finishes applied to the floor immediately above such premises and to any floor slabs within such premises but shall not extend to anything above them

3. all floors floor screeds and other finishes applied to the floor slab immediately below such premises but shall not extend to anything below them

4. all doors windows and roof lights of such premises together with the frames glass and furniture thereof

5. the whole of all non-load bearing walls or partitions wholly within such premises

6. all conducting media within such premises and which exclusively serve the same

                                    [GRAPHIC]

                              ADIA HOUSE 1st FLOOR

                                      NOTE!
                                  DO NOT SCALE
                        FOR IDENTIFICATION PURPOSES ONLY

                                                                          Plan 4

                               THE SECOND SCHEDULE

                                 Rights Granted

1. The free passage and running of water soil gas electricity and other services (so far as the Landlord can grant the same) in common with the Landlord and all others similarly entitled through all the pipes wires lines and conduits and other conducting media conveying the same in over and under the remainder of the Building and the right for the Tenant with or without workmen and others at all reasonable times (and in case of emergency at any time) to enter upon such other parts of the Building for the purpose of carrying out any repairs or alterations to any such pipes wires lines conduits and other conducting media as exclusively serve the Demised Premises the Tenant making good all damage to such other parts as is thereby occasioned but reserving unto the Landlord and the Superior Lessor the free passage of water and soil from any other building or land of the Landlord or the Superior Lessor through the channel sewers etc detailed in paragraph 1 of the Third Schedule

2. A right of way at all times for the purpose of obtaining access and egress from the Demised Premises over the staircases passage ways lifts fire escapes and other common areas forming part of the Building

3. The right (so far as the Landlord can grant the same) to subjacent and lateral support from any premises of the Landlord or the Superior Lessor actually affording the same at the date of this Underlease

4. The right to enter upon any neighbouring or adjoining premises in the Building falling within the Headlease for the purposes of complying with the covenants on the part of the Tenant herein contained or making any authorised alterations or additions to the Demised Premises in accordance with the reasonable requirements of the Landlord

                               THE THIRD SCHEDULE

                                 Rights Reserved

1. The free and uninterrupted use (in common with the Tenant and all others for the time being thereto entitled) of all water and soil pipes drains gas pipes electricity wires and other pipes mains wires and apparatus now or for the time being passing under over within or through the Demised Premises and serving the remainder of the Building or any other buildings or lands of the Landlord or the Superior Lessor

2. The right to execute such works and erections upon and to use the remainder of the Building or any other buildings or lands of the Landlord or the Superior Lessor contiguous or near to the Demised Premises as the Landlord or Superior Lessor shall think fit notwithstanding that the access of light and air to the Demised Premises may thereby be interfered with

3. The right of support shelter and protection for the remainder of the Building and any other buildings or lands of the Landlord or the Superior Lessor contiguous or near to the Demised Premises

4. The right to enter upon the Demised Premises for any and all of the purposes mentioned in the Underlease

5. The rights granted to the Transferee by a Deed of Transfer and Surrender dated 30 March 1972 a copy of which is annexed hereto

                                   DUPLICATE

                                   [GRAPHIC]

                               H.M. LAND REGISTRY
                      LAND REGISTRATION ACTS 1925 to 1966

ADMINISTRATIVE AREA:       GREATER LONDON

PLACE:                     CITY OF WESTMINSTER

TITLE NUMBER:              LN.147700

PROPERTY:                  84 and 86 REGENT STREET AND
                           19 and 21 GLASSHOUSE STREET

DATED 30th March 1972.

1. IN consideration of ONE HUNDRED THOUSAND POUNDS ((pound)100,000) (the receipt whereof is hereby acknowledged) and of the release and of the covenants hereinafter contained WE, THE DE LA RUE COMPANY LIMITED (formerly known as Thomas De La Rue & Company Limited) whose Registered Office is at 84/86 Regent Street London W.1. (hereinafter called "the Transferor") as Beneficial Owner HEREBY TRANSFER AND SURRENDER unto TEE SCOTCH HOUSE LIMITED whose Registered Office is at 18/22 Haymarket London S.W.1. (hereinafter called "the Transferee") ALL THOSE parts of the basement of the premises comprised in the Registered Leases more particularly delineated and edged green on the plan annexed hereto including the staircase leading from the Glasshouse Street entrance to the said premises to the basement (hereinafter called "the Surrendered premises") and being part of the premises comprised in the Registered Leases for the residue of the terms granted by the Registered Leases TO THE INTENT that the said terms so far as they concern the Surrendered Premises may merge and be extinguished in the reversion immediately expectant thereon which is registered under Title Number LN.125565 of which the Transferee is the Registered Proprietor Together with the following rights for the Transferee and its successors in title namely

      (a) the right in case of emergency only to use the area shown coloured yellow on the said plan from the staircase to the entrance doors leading to Regent Street and

      (b) the right to the use of the area shown coloured yellow hatched black on the said plan for the purpose of gaining, access to the Surrendered premises from the entrance to the premises comprised in the Registered Leases in Glasshouse Street But Reserving unto the Transferor and its successors in title

      (a) the right to pass and repass over and along the staircase and passage way shown coloured pink on the said plan for the purpose of gaining access to those parts of the said basement shown coloured blue on the said plan still comprised in the Registered Leases and

      (b) the free and uninterrupted use (in common with the Transferee and all others for the time being entitled) of all water and soil pipes drains gas pipes electricity wires and other pipes mains

                                    [GRAPHIC]

--------------------------------------------------------------------------------
AMENDMENTS
--------------------------------------------------------------------------------
          DESCRIPTION                        DATE
--------------------------------------------------------------------------------
A.    SERVICE AREA LAYOUT                [ILLEGIBLE]
--------------------------------------------------------------------------------
B.    STAIRCASE [ILLEGIBLE]              [ILLEGIBLE]
--------------------------------------------------------------------------------
C.    SERVICE LAYOUT                     [ILLEGIBLE]
--------------------------------------------------------------------------------
D.    REVISED STAIRCASES                 [ILLEGIBLE]
--------------------------------------------------------------------------------
E.
--------------------------------------------------------------------------------
F.
--------------------------------------------------------------------------------
G.
--------------------------------------------------------------------------------
H.
--------------------------------------------------------------------------------
I.
--------------------------------------------------------------------------------
J.
--------------------------------------------------------------------------------
K.
--------------------------------------------------------------------------------
L.
--------------------------------------------------------------------------------
NOTES


--------------------------------------------------------------------------------
LOCATION & PROJECT.

      SCOTCH HOUSE
      84/86 REGENT STREET
      LONDON W.1.

--------------------------------------------------------------------------------
DRAWING TITLE.

      PROPOSED ALTERATIONS
      [ILLEGIBLE]

--------------------------------------------------------------------------------
SCALE.                        DRAWN BY.
[ILLEGIBLE]                   [ILLEGIBLE]

--------------------------------------------------------------------------------
DATE.                         CHECKED BY.
24TH DEC '71
--------------------------------------------------------------------------------

                          GREAT UNIVERSAL STORES LTD.
                           CENTRAL ESTATE DEPARTMENT
                                UNIVERSAL HOUSE
                        261-6 TOTTENHAM COURT RD LONDON
                                  [ILLEGIBLE]
--------------------------------------------------------------------------------

                           TELEPHONE NO. 01-638-4080

--------------------------------------------------------------------------------
NOTE.

      1. ALL DIMENSIONS HERE SHOWN MUST BE CHECKED ON SITE

--------------------------------------------------------------------------------

3. IT IS HEREBY AGREED AND DECLARED by and between the parties hereto that the Registered Leases shall henceforth be varied in manner following that is to say:-

      (a) by the substitution of "four-sixths" for "five-sixths" in sub-clause
      (a) of Clause 1

      (b) by the substitution of "four-sixths" for "five-sixths" as the proportion of the amount which the Transferee may be called upon to pay under the terms of the said Leases comprised in Title Number LN.125565 as mentioned in the Registered Leases payable by the Transferor as the rent thirdly reserved by the Registered Leases

      (c) by the substitution of "thirty-five per cent" for "twenty-eight and three-quarters per cent" in sub-clause (a) of Clause 2 (xxiv) (iii) of the Registered Leases

      (d) Clause 2 (xxiv) (i) of the Registered Leases shall from the date hereof apply to the supply by the Transferor to the Surrendered premises of the said hot water supply (as defined by Clause 2(xxiv)(i) of the Registered Leases) as well as to the premises coloured blue on the plan marked 'B' attached to the Registered Leases

4. THE Transferee hereby releases and discharges the Transferor from all liability claims and demands in respect of all breaches of any of the covenants contained in or otherwise arising under the Registered Leases in so far only as they relate to the Surrendered premises wires and apparatus now or for the time being passing over under within or through the Surrendered premises and serving the premises remaining comprised in the Registered Leases

2. THE Transferee hereby covenants with the Transferor as follows namely

      (a) At its own expense by the First day of May One thousand nine hundred and seventy two to execute the works detailed in the Schedule hereto to the reasonable satisfaction of the Transferor's Surveyor

      (b) Not at any time during the term granted by the Registered Leases to use the Surrendered premises as a place of public entertainment cinema (other than the existing cinema for the Transferee's own use) theatre club betting shop restaurant or cafe (except a restaurant cafe or canteen for the Transferee's customers or staff) but to use the Surrendered premises as a retail shop showroom or warehouse or for the purpose of storage with ancillary offices

      (c) Not at any time during the terms granted by the Registered Leases to keep or permit to be kept any goods of any objectionable or dangerous nature in the Surrendered premises and that if the insurance premium in respect of the Transferor's Insurance of the building known as 84/86 Regent Street and 19/21 Glasshouse Street London W.1. shall be increased by virtue of the nature of the goods so kept or stored in the Surrendered premises the Transferee will pay all such increase and the parties hereto that the rents reserved by the Registered Leases shall continue to be payable by the Transferor and (except as hereby varied) that all the covenants and conditions and the provisos for re-entry therein contained shall continue in full force in relation to the premises remaining subject to the Registered Leases as if such premises had alone been comprised in the Registered Leases

6. THE Transferee hereby applies to the Registrar to make the necessary entries and cancellations on the Registers of Titles Numbered LN.147700 and LN.125565 in order to give effect to the Surrender herein contained

                         THE SCHEDULE above referred to

1. The removal of the existing staircase leading from the ground floor to the basement at the Regent Street entrance to the premises comprised in the Registered Leases and the construction of a new staircase at the position indicated by the letter 'A' on the said plan attached hereto such new staircase to be fully enclosed at ground floor level but with a panic door at the top

2. The construction of a shutter security door over the staircase leading to the upper floors of the premises comprised in the Registered Leases at the position indicated by the letter 'B' on the plan attached hereto

3. The provision by the Transferee of four Stratford Fire Resisting Safes Type Number 5321D and their installation in the room indicated on the plan attached hereto as "the new strongroom"


[GRAPHIC]                                         (THE COMMON SEAL of THE DE
                                                  (LA RUE COMPANY LIMITED was
                                                  (hereunto affixed in the
                                                  (presence of:-

                                                  /s/ [ILLEGIBLE]

                                                  Director

                                                  /s/ [ILLEGIBLE]

                                                  Secretary


[GRAPHIC]                                         (THE COMMON SEAL of THE
                                                  (SCOTCH HOUSE LIMITED was
                                                  (hereunto affixed in the
                                                  (presence of:-

                                                  Directors  /s/ [ILLEGIBLE]
                                                             /s/ [ILLEGIBLE]

                                                  Secretary  /s/ [ILLEGIBLE]

                               THE FOURTH SCHEDULE

                                 Service Charge

1. In this Schedule the following words and expressions shall have the following meanings unless the context requires otherwise:

       "Account Date" 31 December in each year or such other date as the Landlord may stipulate and as the case may be the date of determination of the term

       "Account Period" the period from and including the commencement of the term or an Account Date (as the case may be) up to and including the day before the next Account Date

       "Account Statement" a statement certified by a qualified surveyor or accountant setting out the relevant Account Period the Total Expenditure for that period the Service Charge Proportion the Advance Service Charge paid and the balance of Service Charge due from or any refund due to the Tenant for the relevant Account Period

       "Advance Service Charge" a payment on account of the Service Charge being such sum as the Landlord may reasonably demand having regard to actual and anticipated Costs

       "Building" that part of the Building comprised in and demised by the Headlease

       "Costs" the aggregate cost actually and properly incurred by the Landlord in providing the Services or managing the Building including (but not limited to):

       (i) rates taxes and outgoings payable in respect of the Retained Property (or any part of it) Excluding any payable by the Landlord occasioned by receipt of rents or by any disposition of dealing with or ownership of any interest reversionary to the interest created by this Underlease or of the Building


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

       (ii) the cost of all fuel supplies used for the provision of the Services

       (iii) the cost of employing staff (whether directly or not) necessary to provide the Services including (but not limited to) insurance pension and welfare contributions provision of clothing tools equipment and non-residential accommodation reasonably provided (such accommodation if within the Building to be valued by a qualified surveyor at a notional rent equivalent to the open market rent)

       (iv) the cost of the reasonable and proper provision maintenance and renewal (for the purposes of repair) of all equipment and supplies required to provide the Services

       (v) the cost of all maintenance rental and other contracts entered into in connection with the provision of the Services

       (vi) all reasonable and proper contributions to roads service media walls and other facilities available to or enjoyed by the Building in common with any other property

       (vii) the reasonable and properly incurred fees of all managing agents retained in connection with the provision of the Services and the management of the Building and the collection of rent and Service Charge payments (or a reasonable charge where the Landlord carries out such tasks itself)

       (viii) the reasonable and properly incurred cost of preparing and auditing the Service Charge accounts

       (ix) the reasonable and properly incurred cost of obtaining professional advice required in respect of the management of the Building and the provision of the Services

       (x) any value added tax as charged on the Costs save insofar as recoverable by the Landlord

       (xi) the reasonable and properly incurred cost of complying with or reasonably contesting the requirements of any Authority in relation to the Retained Property or the provision of the Services

       (xii) any payment made by the Landlord to the Superior Lessor under Clause 2 after the word "THIRDLY" in the Headlease Provided That there shall be excluded from the Costs any fees charges or expenses whatsoever incurred in connection with:

              (i) conducting of any rent review with any tenant in the Building

              (ii) the enforcement of covenants of the other tenants or occupiers of the Building

              (iii) the letting or reletting or disposal of other parts of the Building

              (iv) the initial cost of providing any of the items referred to in the definition of "Costs" and "Services"

              (v) any costs or expenses arising from damage by any of the Insured Risks

              (vi) any costs in respect of any part of the Building for which any other tenant is wholly responsible or which are attributable to or arise in respect of Lettable Premises

              (vii) the capital costs of any enhancement (but not repair) of any part of the Building

       "Service Charge Proportion" such proportion reasonably and properly attributable to the Demised Premises as the Landlord shall reasonably and properly determine as attributable to the Demised Premises from time to time

       "Retained Property" all parts of the Building which are not Lettable Premises

       "Lettable Premises" the parts of the Building which are let to or intended to be let to or are otherwise exclusively occupied or intended to be exclusively occupied by a third party for a consideration or which are occupied by the Landlord

       "Services" all Services reasonably and properly appropriate to the management and maintenance of the Building in accordance with the good standards of current estate management including:

       (i) decorating cleaning inspection maintenance and repair of the Building (including replacement of parts (where necessary for the purposes of repair) where appropriate) excluding the Lettable Premises

       (ii)   cleaning and lighting of the Retained Property and refuse disposal

       (iii) redecorating and re-equipping the Retained Property and providing and maintaining all reasonable decorative features (including planting and seasonal decoration)

       (iv) maintaining any facilities for the amenity of the Building including (but not limited to) heating and ventilation security and fire safety systems and lifts which are required from time to time as a matter of legal obligation provided such facilities are capable of being enjoyed by the occupier of the Demised Premises and are for the benefit of the tenants at the Building and are in keeping with the principles of good estate management

       (v) all compliance with the lawful requirements or recommendations of any Authority or any insurer

       (vi) insurance of the Retained Property (insofar as not covered by the insurance effected by the Superior Lessor) and such other insurance in relation to the management of the Building as the Landlord may reasonably consider prudent

       "Total Expenditure" the aggregate costs reasonably and properly incurred by the Landlord during the relevant Account Period net of any sums received (otherwise than by way of a service charge) which are properly applicable towards the cost of providing the Services

2. The Tenant covenants with the Landlord to pay to the Landlord by equal instalments in advance on each quarter day during the term the Advance Service Charge

3. As soon as practicable after each Account Date the Landlord will submit to the Tenant an Account Statement for the Account Period ending on the relevant Account Date

4. If the Account Statement shall show a balance of Service Charge due from the Tenant for the Account Period the Tenant shall pay such balance to the Landlord within 14 days of receipt of the Account Statement

5. If the Account Statement shall show that a refund is due to the Tenant that refund shall be set off against the Advance Service Charge for the next Account Period or any other sums due to the Landlord under the terms of this Lease and if the Lease shall determine then any refund remaining due to the Tenant shall be paid by the Landlord to the Tenant within 14 days of delivery of the Account statement or any other sums due to the Landlord under the terms of this Lease

6. The provisions of this Schedule shall continue to have effect after the date of determination of the term but only in respect of Service Charge expenditure incurred in relation to the term

THE COMMON SEAL of FORWARD         )
PUBLISHING LIMITED was hereunto    )
affixed in the presence of:        )


                                                  Director    /s/ [ILLEGIBLE]

                                                  Secretary   /s/ J.M. Quade